UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2010

CALIX, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 N. McDowell Blvd.

Petaluma, CA 94954

(Address of Principal Executive Offices)(Zip Code)

(707) 766-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

Effective December 7, 2010, the Board of Directors (the “Board”) of Calix, Inc. (the “Company”) appointed Michael Matthews as a member of the Board, filling an existing vacancy on the Board.

There is no arrangement or understanding between Mr. Matthews and any other persons pursuant to which Mr. Matthews was selected as a director, and there are no related party transactions involving Mr. Matthews that are reportable under Item 404(a) of Regulation S-K.

For his services as a non-employee director and as a member of any committees of the Board, Mr. Matthews will be entitled to a cash retainer pursuant to the Company’s Non-Employee Director Cash Compensation Policy and options to purchase Calix common stock and restricted stock units pursuant to the Company’s Non-Employee Director Equity Compensation Policy and pursuant to the Calix, Inc. 2010 Equity Incentive Award Plan, each as described in the Company’s prospectus filed by the Company on March 24, 2010 with the Securities and Exchange Commission and as filed as Exhibit 10.12, Exhibit 10.10 and Exhibit 10.4, respectively, to Amendment 6 to the Company’s Registration Statement on Form S-1 filed March 8, 2010. Pursuant to the Company’s Non-Employee Director Cash Compensation Policy, Mr. Matthews will be entitled to a $35,000 cash retainer for his service on the Board plus an additional cash retainer should Mr. Matthews be appointed as a member or a chairman of a committee of the Board. Pursuant to the Company’s Non-Employee Director Equity Compensation Policy, Mr. Matthews will be entitled to an option to purchase 10,000 shares of Calix common stock (the “Initial Option”) (subject to adjustment as provided in the Plan) and 4,533 restricted stock units (the “Initial RSUs”) (subject to adjustment as provided in the Plan) pursuant to the Calix, Inc. 2010 Equity Incentive Award Plan (the “Plan”) upon his appointment to the Board and commencement of service as a non-employee member of the Board, and an option to purchase 5,000 shares of Calix common stock (the “Annual Options”) (subject to adjustment as provided in the Plan) and 2,266 restricted stock units (the “Annual RSUs”) (subject to adjustment as provided in the Plan) annually thereafter subject to his continued service to the Company. The Initial Option will vest and become exercisable as follows: Subject to Mr. Matthews’ continued service to the Company, 1/3 of the shares of Company common stock subject to the Initial Option will vest on the first anniversary of the date of grant and 1/36 of the total shares of Company common stock will vest monthly thereafter, such that the Initial Option will be 100% vested on the third anniversary of the date of grant. Subject to Mr. Matthews’ continued service to the Company, the Initial RSUs will vest in equal installments on each of the first three anniversaries of the date of grant. The Initial RSUs vest in three equal annual installments. Annual Options vest and become exercisable as follows: 1/12 of the shares of common stock subject to the Annual Options vest on each monthly anniversary of the date of grant, such that the Annual Options will be 100% vested on the one-year anniversary of the date of grant, in each case, subject to your continued service to the Company. The Annual RSUs vest in a single installment on the first anniversary of the date of grant, subject to Mr. Matthews’ continued service to the Company through the vesting date. All unvested options and restricted stock units will become fully vested and, if applicable, exercisable in the event of a change in control of the Company, as defined in the Plan.

In connection with the appointment, the Company and Mr. Matthews entered into the Company’s standard indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.5 to Amendment 6 to the Company’s Registration Statement on Form S-1 filed March 8, 2010.

Resignation of Director

On December 7, 2010, Michael Marks resigned as a member of the Board effective as of December 7, 2010.

The Company issued a press release on December 8, 2010 announcing the appointment of Mr. Matthews and resignation of Mr. Marks, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	CALIX, INC.

	By:	/s/ Kelyn Brannon
	Name:	Kelyn Brannon
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
99.1	Press Release dated December 8, 2010.